UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4510 Lamesa Highway
Snyder, Texas	79549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (325) 574-6300

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On April 28, 2004, the Board of Directors of Patterson-UTI Energy, Inc. (the “Company”) approved the initiation of a quarterly cash dividend on each share of its common stock, and declared a two-for-one stock split in the form of a stock dividend. The cash dividends will aggregate $0.16 per share on an annual basis ($0.08 per share post-split) with the first quarterly dividend in the amount of $0.04 per share ($0.02 per share post-split) to be paid to holders of record on May 17, 2004 and paid on June 2, 2004. The stock dividend will be effective on June 30, 2004, for holders of record on the close of business on June 14, 2004.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated April 29, 2004, relating to the financial results of Patterson-UTI Energy, Inc. for the quarter ended March 31, 2004, the declaration of a stock split and the initiation of a quarterly cash dividend.

Item 12. Results of Operations and Financial Condition.

     The Company wishes to disclose its press release dated April 29, 2004 and furnished herewith as Exhibit 99.1, relating to the Company’s financial results for the quarter ended March 31, 2004, the declaration of a stock split and the initiation of a quarterly cash dividend.

     The information in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.
Dated: April 29, 2004	By:	/s/ Jonathan D. Nelson
Jonathan D. Nelson
Vice President — Finance, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated April 29, 2004, relating to the financial results of Patterson-UTI Energy, Inc. for the quarter ended March 31, 2004, the declaration of a stock split and the initiation of a quarterly cash dividend.